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                                                       EXHIBIT 23

[Deloitte & Touche LLP Letter Head]




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-66082, 33-60383, 33-46514, and 33-65088 of John Deere Capital Corporation on
Form S-3 of our report dated December 6, 1995, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1995 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of such Registration Statements.




DELOITTE & TOUCHE LLP
Chicago, Illinois

January 15, 1996

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